UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Transport Corporation of America, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Transport Corporation of America]

MEMORANDUM

TO:  Option Holders of TCA Common Stock

FROM:  Keith Klein

RE:  Merger Treatment of Stock Options

In connection with the proposed merger of the Company with an affiliate of Goldner, Hawn, Johnson & Morrison, shareholders of the Company will receive $10.00 in cash for each outstanding share of Company stock.  In connection with the merger, all outstanding unvested options will accelerate and become exercisable immediately prior to the closing of the merger.    Holders of options that are not exercised at or before closing (scheduled for February 28, 2006) will receive, upon cancellation of the option, cash equal to the difference between the exercise price of the option and $10.00 per share, multiplied by the number of shares subject to the option (the so-called “spread”), regardless of whether the option is fully vested.  As discussed below, the tax treatment of incentive stock options that are exercised prior to closing differs from the tax treatment of non-qualified stock options and options that are cancelled in exchange for a cash payment.

The amount paid upon cancellation of options constitutes compensation that is taxable as ordinary income to the option holder and is subject to income tax and FICA tax withholding.  With respect to nonqualified options, income tax and FICA tax withholding will apply regardless of whether the nonqualified options are exercised or cancelled in exchange for cash.

With respect to incentive stock options, the Company has been informed that income and FICA tax withholding is not required if incentive stock options are exercised prior to closing and the shares issued as a result of the exercise of the incentive stock option are exchanged for the merger consideration.  This treatment applies only with respect to options that qualified as incentive stock options at the time of grant and remain incentive stock options when they vest upon closing.  For certain optionholders, a portion of their incentive stock options that vest at closing will become nonqualified options that are not eligible for this tax treatment.  You should note that even though income and FICA tax withholding will not apply to the merger consideration received for shares acquired on exercise of such incentive stock options, the “spread” on those incentive stock options will be taxable to you as ordinary compensation income and the Company will report that amount on your IRS Form W-2 for 2006.

Optionholders who wish to exercise incentive stock options at or prior to closing must give notice no later than the close of business on February 23, 2006 and pay the exercise price by cashier’s or bank check no later than 12 p.m. (noon) on February 27, 2006, all as more fully described in the attached notice.  Optionholders should read the Company’s proxy statement describing the proposed merger and the treatment of options.  This letter is provided for general information only and is not intended to constitute tax advice to you.  Optionholders are advised to seek tax or legal advice if they have any questions about the advantages or disadvantages of exercising incentive stock options.

Option Exercise Notice

Transport Corporation of America

Attention Mark Emmen

1715 Yankee Doodle Road

Eagan, Minnesota  55121-1616

Dear Mark:

The undersigned hereby irrevocably elects to exercise the right to purchase                                   shares of common stock (“Stock”) of Transport Corporation of America (the “Company”), conditioned upon and effective immediately prior to the closing of the acquisition of the Company by Patriot Holding Corp., under and pursuant to the Stock Option granted by the Company to the undersigned as follows (collectively, the “Option”):

Grant Date	Exercise Price	Number of Shares Exercised

The total purchase price for the shares of Stock is $                     .  I understand that my exercise is not effective unless and until I present payment of the purchase price to the Company by 12 pm (noon) Monday, February 27, 2006 in the form of a cashier’s check or bank check for the Stock as required under the Option.

The undersigned further understands that the undersigned may suffer adverse tax consequences as a result of the purchase or disposition of the Stock.  The undersigned represents that the undersigned has consulted with any tax consultants the undersigned deems advisable in connection with the exercise of the Option and that the undersigned is not relying on the Company for any tax advice.

Dated:
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Print Name

Address

Taxpayer I.D. Number